UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective March 31, 2024 (the “Separation Date”), Zymeworks Inc. (the “Company”) removed Dr. Christopher Astle from the positions of Senior Vice President and Chief Financial Officer, including as the Company’s principal financial officer and principal accounting officer. Over the last two years in his position as Senior Vice President and Chief Financial Officer, Dr. Astle helped with the reset of the Company and to put the Company in a strong financial position, and the Company thanks him for his service.

Pursuant to the terms of Dr. Astle’s amended and restated employment agreement, as amended (the “Employment Agreement”), with the Company, because Dr. Astle’s employment with the Company was terminated without cause, Dr. Astle was eligible to receive certain severance benefits, subject to his entry into a separation agreement with the Company. On April 3, 2024, Dr. Astle and Zymeworks BC Inc., a subsidiary of the Company (“Zymeworks BC”), entered into a separation agreement and release (the “Separation Agreement”) providing for certain benefits in exchange for a release of claims by Dr. Astle and compliance with certain ongoing covenants, including:

•	Payment of $425,000, less applicable withholdings, equivalent to twelve (12) months of Dr. Astle’s base salary prior to the Separation Date.

•

Eligibility for Dr. Astle to participate in the Company’s employee health and dental benefit plans in place immediately prior to the Separation Date for the lesser of (a) twelve (12) months following the Separation Date and (b) the date of enrollment in the benefit plans of a new employer.

•	Reimbursement for all reasonable and documented business expenses actually and properly incurred in relation to Zymeworks BC’s and the Company’s business up to the Separation Date.

Consistent with the terms of Dr. Astle’s outstanding equity awards, Dr. Astle shall have 90 days from the Separation Date to exercise any vested and unexercised options to purchase Company common stock unless such options expire prior to the end of such 90-day period. Dr. Astle’s unvested options to purchase common stock and unvested restricted stock units ceased vesting and were forfeited on the Separation Date.

Pursuant to the terms of the Separation Agreement, Dr. Astle will remain bound by the confidentiality provisions and certain restrictive covenants included in his employment agreement, including non-solicitation and non-competition covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release by and between Zymeworks BC Inc. and Christopher Astle, dated April 3, 2024.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: April 3, 2024	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, President, Chief Executive Officer and interim Chief Financial Officer

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